Exhibit 10.1

Award Agreement

THIS AWARD AGREEMENT (the “Agreement”) is entered into as of February 6, 2006 (the “Grant Date”), by and between SPRINT NEXTEL CORPORATION, a Kansas corporation (together with its direct and indirect subsidiaries, “Sprint”) and              (the “Executive”), an employee of Sprint for the grant of options with respect to Sprint’s common stock, par value $2.00 per share (“Common Stock”).

IN CONSIDERATION of the mutual covenants and agreements set forth in this Agreement, the parties agree to the following.

1. Defined Terms Incorporated from 1997 Long-Term Stock Incentive Program

Capitalized terms used in this Award Agreement and not defined herein shall have the meanings set forth in Sprint’s 1997 Long-Term Stock Incentive Program (the “Program”).

2. Grant of Stock Options

Sprint hereby grants to Executive under the Program an option to buy              shares of Common Stock at a strike price of $              per share (the “Option”). The Option becomes exercisable at a rate of 1/3rd of the total number of shares subject to purchase on each of the first three anniversaries of the Grant Date and expires on the 10th anniversary of the Grant Date. The Option is governed by, and this Agreement hereby incorporates, the Standard Terms of Options set forth in Section 6(g) of the Program except as provided in Section 3 below.

3. Terms different from Standard Terms

3.01 Vesting. The Option will vest as described in Section 2 above rather than the standard term set forth in Section 6(g)(v) of the Program.

3.02 Section 280G of the Internal Revenue Code. The limitation on acceleration of vesting under Section 6(g)(viii) of the Program, relating to payments or benefits contingent on a change in control within the meaning of Code Section 280G, does not apply to the Option.

3.03 Terms for Post-Effective Time LTI Awards. To the extent inconsistent with the standard terms and conditions under the Program, the Option will have the terms and conditions of the Post-Effective Time LTI Awards as described in Amendment No. 1 to Employment Agreement and Letter Agreement dated as of March 15, 2005.

4. Plan Information

Executive hereby acknowledges having read the 1997 Long-Term Stock Incentive Program Plan Information Statement dated February 2006. To the extent not inconsistent with the provisions of this Agreement, the terms of such information statement and the Program are hereby incorporated by this reference.

IN WITNESS WHEREOF, Sprint has caused this Agreement to be executed by its duly authorized officer and the Executive has executed the same as of the Grant Date.

SPRINT NEXTEL CORPORATION

By:
Authorized Officer

, “Executive”